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EXHIBIT 99.3

                                               INTEGRATED HEALTHCARE HOLDINGS, INC.
                                        CONSOLIDATED STATEMENT OF STOCKHOLDERS' DEFICIENCY
FOR THE YEAR ENDED MARCH 31, 2008
                                                        (amounts in 000's)



As filed                                                                 Additional
                              Common Stock                                Paid-in             Accumulated
                                 Shares             Amount                Capital               Deficit               Total
                             -------------------------------------    -----------------    ------------------   ------------------

Balance, March 31, 2007              116,304                  116               25,589               (65,390)             (39,685)

Exercise of warrants                  20,792                   21                4,761                     -                4,782

Issuance of warrants                       -                    -               25,677                     -               25,677

Share-based compensation                   -                    -                  121                     -                  121

Net loss                                   -                    -                    -               (39,163)             (39,163)

                             ----------------    -----------------    -----------------    ------------------   ------------------
Balance, March 31, 2008              137,096     $            137     $         56,148     $        (104,553)   $         (48,268)
                             ================    =================    =================    ==================   ==================


As restated                                                              Additional
                              Common Stock                                Paid-in             Accumulated
                                 Shares             Amount                Capital               Deficit               Total
                             -------------------------------------    -----------------    ------------------   ------------------

Balance, March 31, 2007              116,304                  116               25,589               (65,390)             (39,685)

Exercise of warrants                  20,792                   21                4,761                     -                4,782

Issuance of warrants                       -                    -               25,677                     -               25,677

Share-based compensation                   -                    -                  121                     -                  121

Net loss, restated                         -                    -                    -               (39,603)             (39,603)

                             ----------------    -----------------    -----------------    ------------------   ------------------
Balance, March 31, 2008 (restated)   137,096     $            137     $         56,148     $        (104,993)   $         (48,708)
                             ================    =================    =================    ==================   ==================
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